Exhibit 23.1

[KPMG LETTERHEAD]

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Synlogic, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Cambridge, Massachusetts

August 9, 2018